UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 4, 2010

PERFORMANCE TECHNOLOGIES, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	02-27460 (Commission File Number)	16-1158413 (IRS Employer Identification No.)

205 Indigo Creek Drive Rochester, New York		14626
(Address of principal executive offices)		(Zip Code)

(585) 256-0200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offiers; Compensatory Arrangements of Certain Officers

E. Mark Rajkowski, who has been a Director of Performance Technologies, Incorporated ("PT") continuously since 2003, has advised PT's Board of Directors of his intention to not seek re-election to the Board of Directors in May 2011 when his three-year term expires.  Mr. Rajkowski has informed the Board of Directors that his decision is based on increased professional and personal commitments and is not based on any disagreements either with Management or the Board of Directors.  Mr. Rajkowski serves as Chair of the PT's Audit Committee and will continue to do so through the completion of his term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

June 7, 2010	By /s/ John M. Slusser
John M. Slusser
President and Chief Executive Officer

June 7, 2010	By /s/ Dorrance W. Lamb
Dorrance W. Lamb
Senior Vice President and Chief Financial Officer